Exhibit 99.1

PHH Corporation Announces Third Quarter 2007 Results
 Decline in market value of loans held for sale drives nine month loss of $24 million

Mt. Laurel, NJ, November 8, 2007 – PHH Corporation (NYSE: PHH) today announced results for the quarter and nine months ended September 30, 2007.

Net revenues for the quarter ended September 30, 2007 were $484 million, a decrease of 9.5% from Net revenues of $535 million for the quarter ended September 30, 2006.  Net loss for the third quarter of 2007 was $38 million, compared to a Net loss for the third quarter of 2006 of $7 million.  Basic and diluted loss per share for the three months ended September 30, 2007 was $0.69 compared to $0.13 for the three months ended September 30, 2006.

Net revenues for the nine months ended September 30, 2007 were $1.69 billion compared to $1.67 billion for the same period in 2006, an increase of 1%.  Year-to-date Net loss through the third quarter of 2007 was $24 million, compared to a year-to-date Net loss through the third quarter of 2006 of $17 million.  Basic and diluted loss per share for the nine months ended September 30, 2007 was $0.44 compared to $0.32 for the same period in 2006.

Mortgage Production Segment

Net revenues for the quarter ended September 30, 2007 for the Mortgage Production segment were negative $10 million compared to positive Net revenues of $74 million for the quarter ended September 30, 2006.  Segment loss for the third quarter of 2007 was $113 million compared to segment loss of $49 million in the third quarter of 2006.

The increase in segment loss was primarily due to a $79 million unfavorable change in the (Loss) gain on sale of mortgage loans, net. During the third quarter of 2007, (Loss) gain on sale of mortgage loans, net was negatively impacted by adverse secondary market conditions primarily related to certain non-conforming loan products, including jumbo, Alt-A, second lien products and loans with origination flaws or performance issues (“scratch and dent”), that experienced both a reduction in overall investor demand and discounted pricing in the secondary mortgage market.  The Company recognized losses of $89 million in the third quarter of 2007 related to a decline in the market value of these loans.  The majority of the non-conforming loans that the Company originated through the third quarter of 2007 were either sold in the third quarter of 2007 or are committed to be sold or securitized in the fourth quarter of 2007.

Total closings for the three months ended September 30, 2007 were down 5% to $10.2 billion, compared to $10.7 billion for the same period in 2006.  Of this decline, purchase closings dropped 6% to $7.3 billion from $7.8 billion in the third quarter of 2006 while refinance closings dropped 1%; fixed interest rate closings were up 2% and adjustable rate closings were down 14% compared to the third quarter of 2006.  Overall origination volumes were negatively impacted by adverse conditions in the secondary mortgage market.

Net revenues for the nine months ended September 30, 2007 were $167 million compared to $268 million for the same period in 2006.  For the nine months ended September 30, 2007 segment loss was $160 million compared to segment loss for the nine months ended September 30, 2006 of $96 million.

While the third quarter of 2007 was a difficult one for the Mortgage Production segment, highlights include:

•	Five new private label clients have been signed since July 1, 2007 bringing the total to ten new private label client signings this year
•	Discussions continue with a number of potential private label clients
•	Total closings were $10.2 billion for the quarter

Mortgage Servicing Segment

Net revenues for the third quarter of 2007 for the Mortgage Servicing segment were $24 million versus Net revenues of $10 million for the third quarter of 2006.  Segment loss was $2 million for the three months ended September 30, 2007, compared to segment loss of $7 million for the three months ended September 30, 2006.

Net revenues increased by $14 million (140%) during the third quarter of 2007 compared to the third quarter of 2006. The increase in Net revenues was due to a favorable change of $18 million in Valuation adjustments related to mortgage servicing rights and a $3 million increase in Other income that were partially offset by a $6 million decrease in Loan servicing income and a $1 million decrease in Mortgage net finance income.

Net revenues for the nine months ended September 30, 2007 were $138 million versus $81 million for the nine months ended September 30, 2006.  Segment profit for the nine months ended September 30, 2007 was $70 million compared to segment profit of $14 million in the same period in 2006.

Highlights for the Mortgage Servicing segment in the third quarter of 2007 include:

•	Servicing portfolio at $166.9 billion, including subservicing
•	Delinquency rate on the unpaid balance of 2.6%, which compares favorably to the industry
•	Sale of servicing associated with $9.6 billion of the unpaid principal balance of underlying mortgage loans during the third quarter of 2007

Fleet Management Services Segment

Net revenues for the third quarter of 2007 for our Fleet Management Services segment were $470 million compared to Net revenues in the third quarter of 2006 of $451 million. Segment profit for the three months ended September 30, 2007 was $30 million compared to $24 million for the three months ended September 30, 2006.

The increase of $19 million in Net revenues in the third quarter of 2007 compared to the third quarter of 2006 was primarily due to a $13 million increase in Fleet lease income due to higher total lease billings resulting from higher interest rates on variable interest rate leases and new leases combined with a 2% increase in the average number of leased vehicles.  In addition, Fleet management fees increased by $2 million during the third quarter of 2007 compared to the third quarter of 2006 due to increases in fee-based products.  The $4 million increase in Other income in 2007 was primarily due to increased interest income.

Also during the third quarter of 2007 compared to the third quarter of 2006, the average number of leased vehicle and fuel cards each increased 2%, while the average number of accident management vehicles increased 1%.  The average number of maintenance service cards declined by 3% for the third quarter of 2007 compared to the third quarter of 2006.

Net revenues for the nine months ended September 30, 2007 were $1.4 billion compared to $1.3 billion for the nine months ended September 30, 2006.  Segment profit on a year-to-date basis as of September 30, 2007 was $81 million versus $75 million for the same period in 2006.

Liquidity

Given its expectations for mortgage origination volumes, the Company believes that the committed capacity provided by the renewal or replacement of, or commitments for, various financing facilities detailed in the Company’s Current Report on Form 8-K filed on November 2, 2007 (the “Form 8-K”) and its other existing credit facilities is adequate to fund the Company’s ongoing mortgage operations for at least the next 12 months. The Company will continue to evaluate proposals for incremental mortgage warehouse facilities to provide supplemental capacity as necessary.

It should also be noted that the Company’s origination efforts have focused on a higher concentration of conforming and other traditional loan products which has resulted in accelerated sales of loans held for sale thus reducing the size of the commitments needed.  Investors should consult the Form 8-K and the Company’s Form 10-Q for the quarter ended September 30, 2007, including the Subsequent Events section, for more information regarding the Company’s financing activities.

Management Comments and Outlook

Terry Edwards, president and chief executive officer, stated, “During the third quarter, our mortgage origination business experienced slowing volumes as disruptions in the credit markets reverberated throughout the industry.  Earnings were negatively impacted by declines in the market value of scratch and dent loans, prime closed-end seconds, jumbo prime, conforming ARMs, and Alt-A products—the majority of which were either sold in the third quarter or are committed to be sold or securitized in the fourth quarter of 2007.  We have adjusted our pricing on new mortgage products to reflect the current environment.  We expect a decline in overall originations in 2008 and will incur severance and facility shut-down costs in the fourth quarter of 2007 as we adjust headcount to our revised origination forecasts for 2008.  Given our results through the nine months ended September 30, 2007 combined with lowered expectations for the fourth quarter of 2007 due to industry weakness and our expected severance and facility shut-down costs, we do not expect our combined mortgage segments to be profitable for the year ended December 31, 2007.

“We continue to have success in growing our private-label mortgage business.  So far in 2007, we have signed ten new accounts including Premier West, First Security, Signature Bank, American Momentum Bank, and First Chicago Bank & Trust.  We anticipate over $1 billion in closed loans from these accounts during 2008 and are currently in varying degrees of discussion with a number of prospective clients.

“During the quarter, our Fleet Management Services segment generated positive results despite some adverse impact to spread income resulting from disruption in the credit markets, which we expect to continue into 2008.”

Terry Edwards commented further, “We expect 2008 to be a year characterized by uncertainty and volatility in the mortgage industry.  We have already reduced expenses, including headcount and facility reductions, and will continue to review our cost structure to make additional reductions we determine appropriate to align our costs to future origination volumes.  Our goal is to be profitable in our combined mortgage segments for 2008.  In our Fleet Management Services segment, we expect continued good performance but results may be negatively affected by increased credit costs.

“While this has been a very difficult quarter for the entire financial services industry, we believe that PHH has weathered it more favorably than many of our competitors—a strong testament to our traditional approach, business model, conservative product offerings and dedicated employees.  We believe the long term prospects continue to be bright for PHH Corporation.”

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2007

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. For example, the statements regarding our belief that the committed capacity provided by the renewal or replacement of, or commitments for, various financing facilities detailed in our Form 8-K and our other existing credit facilities is adequate to fund the Company’s ongoing mortgage operations for at least the next 12 months, our intention to continue to evaluate proposals for incremental mortgage warehouse facilities to provide supplemental capacity as necessary, our expectation of a decline in overall originations in 2008, our expectation that our combined mortgage segments will not be profitable for the year ended December 31, 2007, our expectation as to closed loans from new private-label mortgage accounts during 2008, our intention to continue to review our cost structure to make additional reductions we determine appropriate to align our costs to future origination volumes, our goal to be profitable in our combined mortgage segments for 2008, our expectation of continued good performance in our Fleet Management Services segment, our belief that PHH has weathered it more favorably than many of our competitors and our belief that the long term prospects continue to be bright for the Company are forward-looking statements.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Mortgage fees	$34	$33	$101	$98
Fleet management fees	41	39	122	117
Net fee income	75	72	223	215
Fleet lease income	403	390	1,190	1,143
(Loss) gain on sale of mortgage loans, net	(37)	42	76	168
Mortgage interest income	91	98	280	268
Mortgage interest expense	(69)	(71)	(212)	(200)
Mortgage net finance income	22	27	68	68
Loan servicing income	123	129	384	383
Change in fair value of mortgage servicing rights	(249)	(302)	(232)	(237)
Net derivative gain (loss) related to mortgage servicing rights	119	154	(93)	(132)
Valuation adjustments related to mortgage servicing rights	(130)	(148)	(325)	(369)
Net loan servicing (loss) income	(7)	(19)	59	14
Other income	28	23	74	65
Net revenues	484	535	1,690	1,673
Expenses
Salaries and related expenses	81	81	249	257
Occupancy and other office expenses	19	20	55	60
Depreciation on operating leases	318	308	944	918
Fleet interest expense	55	51	159	143
Other depreciation and amortization	6	9	22	27
Other operating expenses	92	97	274	274
Total expenses	571	566	1,703	1,679
Loss before income taxes and minority interest	(87)	(31)	(13)	(6)
(Benefit from) provision for income taxes	(50)	(25)	7	10
Loss before minority interest	(37)	(6)	(20)	(16)
Minority interest in income of consolidated entities, net of income taxes of $(1), $(1), $(3) and $(1)	1	1	4	1
Net loss	$(38)	$(7)	$(24)	$(17)
Basic and diluted loss per share	$(0.69)	$(0.13)	$(0.44)	$(0.32)
Weighted-average common shares outstanding — basic and diluted	54.020	53.743	53.865	53.613

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$118	$123
Restricted cash	627	559
Mortgage loans held for sale, net	1,836	2,936
Accounts receivable, net	566	462
Net investment in fleet leases	4,168	4,147
Mortgage servicing rights	1,969	1,971
Investment securities	16	35
Property, plant and equipment, net	60	64
Goodwill	86	86
Other assets (1)	420	377
Total assets	$9,866	$10,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$466	$494
Debt	6,794	7,647
Deferred income taxes	758	766
Other liabilities	302	307
Total liabilities	8,320	9,214
Commitments and contingencies	—	—
Minority interest	33	31
Total stockholders’ equity (2)	1,513	1,515
Total liabilities and stockholders’ equity	$9,866	$10,760
__________
(1)	Other assets include intangible assets of $43 million and $47 million as of September 30, 2007 and December 31, 2006, respectively.

(2)	Outstanding shares of common stock were 54.009 million and 53.507 million as of September 30, 2007 and December 31, 2006, respectively.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)
(In millions)

	Net Revenues			Segment (Loss) Profit (1)
	Three Months Ended September 30,			Three Months Ended September 30,
	2007	2006	Change	2007	2006	Change
	(In millions)
Mortgage Production segment	$(10)	$74	$(84)	$(113)	$(49)	$(64)
Mortgage Servicing segment	24	10	14	(2)	(7)	5
Total Mortgage Services	14	84	(70)	(115)	(56)	(59)
Fleet Management Services segment	470	451	19	30	24	6
Total reportable segments	484	535	(51)	(85)	(32)	(53)
Other (2)	—	—	—	(3)	—	(3)
Total Company	$484	$535	$(51)	$(88)	$(32)	$(56)

	Net Revenues			Segment (Loss) Profit (1)
	Nine Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
	(In millions)
Mortgage Production segment	$167	$268	$(101)	$(160)	$(96)	$(64)
Mortgage Servicing segment	138	81	57	70	14	56
Total Mortgage Services	305	349	(44)	(90)	(82)	(8)
Fleet Management Services segment	1,386	1,325	61	81	75	6
Total reportable segments	1,691	1,674	17	(9)	(7)	(2)
Other (2)	(1)	(1)	—	(8)	—	(8)
Total Company	$1,690	$1,673	$17	$(17)	$(7)	$(10)
__________
(1)	The following is a reconciliation of Loss before income taxes and minority interest to segment loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In millions)
Loss before income taxes and minority interest	$(87)	$(31)	$(13)	$(6)
Minority interest in income of consolidated entities, net of income taxes	1	1	4	1
Segment loss	$(88)	$(32)	$(17)	$(7)

(2)
Net revenues reported under the heading Other for the nine months ended September 30, 2007 and 2006 represent the elimination of $1 million of intersegment revenues recorded by the Mortgage Servicing segment, which are offset in segment loss by the elimination of $1 million of intersegment expense recorded by the Fleet Management Services segment. Segment loss reported under the heading Other for the three and nine months ended September 30, 2007 represents expenses related to the proposed merger with General Electric Capital Corporation and its wholly owned subsidiary, Jade Merger Sub, Inc.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
THIRD QUARTER 2007 VS. THIRD QUARTER 2006
(Unaudited)

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$7,382	$8,541	$(1,159)	(14)%
Fee-based closings	2,793	2,125	668	31%
Total closings	$10,175	$10,666	$(491)	(5)%
Purchase closings	$7,331	$7,795	$(464)	(6)%
Refinance closings	2,844	2,871	(27)	(1)%
Total closings	$10,175	$10,666	$(491)	(5)%
Fixed rate	$6,374	$6,235	$139	2%
Adjustable rate	3,801	4,431	(630)	(14)%
Total closings	$10,175	$10,666	$(491)	(5)%
Number of loans closed (units)	47,031	54,255	(7,224)	(13)%
Average loan amount	$216,361	$196,593	$19,768	10%
Loans sold	$8,385	$8,726	$(341)	(4)%

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Mortgage fees	$34	$33	$1	3%
(Loss) gain on sale of mortgage loans, net	(37)	42	(79)	n/m (1)
Mortgage interest income	41	47	(6)	(13)%
Mortgage interest expense	(49)	(48)	(1)	(2)%
Mortgage net finance expense	(8)	(1)	(7)	(700)%
Other income	1	—	1	n/m (1)
Net revenues	(10)	74	(84)	n/m (1)
Salaries and related expenses	48	48	—	—
Occupancy and other office expenses	12	13	(1)	(8)%
Other depreciation and amortization	4	5	(1)	(20)%
Other operating expenses	38	56	(18)	(32)%
Total expenses	102	122	(20)	(16)%
Loss before income taxes	(112)	(48)	(64)	(133)%
Minority interest in income of consolidated entities, net of income taxes	1	1	—	—
Segment loss	$(113)	$(49)	$(64)	(131)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2007 VS. NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$23,231	$25,181	$(1,950)	(8)%
Fee-based closings	8,005	6,495	1,510	23%
Total closings	$31,236	$31,676	$(440)	(1)%
Purchase closings	$20,267	$22,465	$(2,198)	(10)%
Refinance closings	10,969	9,211	1,758	19%
Total closings	$31,236	$31,676	$(440)	(1)%
Fixed rate	$19,915	$17,536	$2,379	14%
Adjustable rate	11,321	14,140	(2,819)	(20)%
Total closings	$31,236	$31,676	$(440)	(1)%
Number of loans closed (units)	145,359	158,578	(13,219)	(8)%
Average loan amount	$214,891	$199,752	$15,139	8%
Loans sold	$23,998	$24,858	$(860)	(3)%

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Mortgage fees	$101	$98	$3	3%
Gain on sale of mortgage loans, net	76	168	(92)	(55)%
Mortgage interest income	140	137	3	2%
Mortgage interest expense	(153)	(135)	(18)	(13)%
Mortgage net finance (expense) income	(13)	2	(15)	n/m (1)
Other income	3	—	3	n/m (1)
Net revenues	167	268	(101)	(38)%
Salaries and related expenses	150	159	(9)	(6)%
Occupancy and other office expenses	34	39	(5)	(13)%
Other depreciation and amortization	12	16	(4)	(25)%
Other operating expenses	127	149	(22)	(15)%
Total expenses	323	363	(40)	(11)%
Loss before income taxes	(156)	(95)	(61)	(64)%
Minority interest in income of consolidated entities, net of income taxes	4	1	3	300%
Segment loss	$(160)	$(96)	$(64)	(67)%

_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
THIRD QUARTER 2007 VS. THIRD QUARTER 2006
(Unaudited)

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Average loan servicing portfolio	$165,770	$160,141	$5,629	4%

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Mortgage interest income	$50	$51	$(1)	(2)%
Mortgage interest expense	(23)	(23)	—	—
Mortgage net finance income	27	28	(1)	(4)%
Loan servicing income	123	129	(6)	(5)%
Change in fair value of mortgage servicing rights	(249)	(302)	53	18%
Net derivative gain related to mortgage servicing rights	119	154	(35)	(23)%
Valuation adjustments related to mortgage servicing rights	(130)	(148)	18	12%
Net loan servicing loss	(7)	(19)	12	63%
Other income	4	1	3	300%
Net revenues	24	10	14	140%
Salaries and related expenses	8	7	1	14%
Occupancy and other office expenses	2	3	(1)	(33)%
Other operating expenses	16	7	9	129%
Total expenses	26	17	9	53%
Segment loss	$(2)	$(7)	$5	71%

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2007 VS. NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Average loan servicing portfolio	$163,508	$158,951	$4,557	3%

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Mortgage interest income	$141	$132	$9	7%
Mortgage interest expense	(64)	(65)	1	2%
Mortgage net finance income	77	67	10	15%
Loan servicing income	384	383	1	—
Change in fair value of mortgage servicing rights	(232)	(237)	5	2%
Net derivative loss related to mortgage servicing rights	(93)	(132)	39	30%
Valuation adjustments related to mortgage servicing rights	(325)	(369)	44	12%
Net loan servicing income	59	14	45	321%
Other income	2	—	2	n/m (1)
Net revenues	138	81	57	70%
Salaries and related expenses	22	24	(2)	(8)%
Occupancy and other office expenses	7	8	(1)	(13)%
Other depreciation and amortization	1	1	—	—
Other operating expenses	38	34	4	12%
Total expenses	68	67	1	1%
Segment profit	$70	$14	$56	400%

_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
THIRD QUARTER 2007 VS. THIRD QUARTER 2006
(Unaudited)

	Average for the Three Months Ended September 30,
	2007	2006	Change	% Change
	(In thousands of units)
Leased vehicles	343	335	8	2%
Maintenance service cards	327	337	(10)	(3)%
Fuel cards	332	325	7	2%
Accident management vehicles	335	331	4	1%

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Fleet management fees	$41	$39	$2	5%
Fleet lease income	403	390	13	3%
Other income	26	22	4	18%
Net revenues	470	451	19	4%
Salaries and related expenses	23	21	2	10%
Occupancy and other office expenses	5	4	1	25%
Depreciation on operating leases	318	308	10	3%
Fleet interest expense	55	51	4	8%
Other depreciation and amortization	2	4	(2)	(50)%
Other operating expenses	37	39	(2)	(5)%
Total expenses	440	427	13	3%
Segment profit	$30	$24	$6	25%

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
NINE MONTHS ENDED SEPTEMBER 30, 2007 VS. NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

	Average for the Nine Months Ended September 30,
	2007	2006	Change	% Change
	(In thousands of units)
Leased vehicles	342	334	8	2%
Maintenance service cards	332	340	(8)	(2)%
Fuel cards	334	325	9	3%
Accident management vehicles	337	330	7	2%

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(In millions)
Fleet management fees	$122	$117	$5	4%
Fleet lease income	1,190	1,143	47	4%
Other income	74	65	9	14%
Net revenues	1,386	1,325	61	5%
Salaries and related expenses	69	64	5	8%
Occupancy and other office expenses	14	13	1	8%
Depreciation on operating leases	944	918	26	3%
Fleet interest expense	160	144	16	11%
Other depreciation and amortization	9	10	(1)	(10)%
Other operating expenses	109	101	8	8%
Total expenses	1,305	1,250	55	4%
Segment profit	$81	$75	$6	8%

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
 (Unaudited)

Portfolio Activity
	Nine Months Ended September 30,
	2007	2006
	(In millions)
Balance, beginning of period (1)	$160,222	$154,843
Additions (2)	28,469	27,873
Payoffs, sales and curtailments (2)	(21,780)	(24,644)
Addition of certain subserviced home equity loans as of June 30, 2006 (1)	—	2,130
Balance, end of period (1) (3)	$166,911	$160,202

Portfolio Composition
	September 30,
	2007	2006
	(In millions)
Owned servicing portfolio	$147,512	$150,905
Subserviced portfolio (3)	19,399	9,297
Total servicing portfolio	$166,911	$160,202
Fixed rate	$110,241	$99,837
Adjustable rate	56,670	60,365
Total servicing portfolio	$166,911	$160,202
Conventional loans	$154,787	$148,761
Government loans	8,116	7,288
Home equity lines of credit	4,008	4,153
Total servicing portfolio	$166,911	$160,202
Weighted-average interest rate	6.1%	6.1%

Portfolio Delinquency (4)
	September 30,
	2007		2006
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	2.18%	1.90%	2.02%	1.75%
60 days	0.48%	0.42%	0.46%	0.37%
90 or more days	0.38%	0.32%	0.32%	0.25%
Total delinquency	3.04%	2.64%	2.80%	2.37%
Foreclosure/real estate owned/bankruptcies	0.89%	0.71%	0.83%	0.59%
__________
(1)
Prior to June 30, 2006, certain home equity loans subserviced for others were excluded from the disclosed portfolio activity. As a result of a systems conversion during the second quarter of 2006, these loans subserviced for others are included in the portfolio balance as of January 1, 2007, September 30, 2007 and September 30, 2006. The amount of home equity loans subserviced for others and excluded from the portfolio balance as of January 1, 2006 was approximately $2.5 billion.

(2)	Excludes activity related to certain home equity loans subserviced for others described above in the six months ended June 30, 2006.

(3)
During the nine months ended September 30, 2007, the Company sold the mortgage servicing rights associated with $9.6 billion of the unpaid principal balance of underlying mortgage loans; however, because the Company subserviced these loans until the mortgage servicing rights were transferred from the Company’s systems to the purchaser’s systems in the fourth quarter of 2007, these loans are included in the Company’s mortgage loan servicing portfolio balance as of September 30, 2007.

(4)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
NET LOSS ON MORTGAGE SERVICING RIGHTS RISK MANAGEMENT ACTIVITIES
 (Unaudited)

	Three Months Ended September 30,
	2007	2006
	(In millions)
Net derivative gain related to mortgage servicing rights	$119	$154
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(159)	(211)
Net loss on MSRs risk management activities	$(40)	$(57)

	Nine Months Ended September 30,
	2007	2006
	(In millions)
Net derivative loss related to mortgage servicing rights	$(93)	$(132)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	21	54
Net loss on MSRs risk management activities	$(72)	$(78)

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
 ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
 (Unaudited)

As of September 30, 2007, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:
	Capacity (1)	Utilized Capacity	Available Capacity
		(In millions)
Asset-Backed Funding Arrangements:
Vehicle management	$3,916	$3,633	$283
Mortgage warehouse	2,768	1,222	1,546
Unsecured Committed Credit Facilities (2)	1,916	1,314	602
__________
(1)
Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)
Available capacity reflects a reduction in availability due to an allocation against the facilities of $47 million which fully supports the outstanding unsecured commercial paper issued by the Company as of September 30, 2007. Under the Company’s policy, all of the outstanding unsecured commercial paper is supported by available capacity under its unsecured committed credit facilities with the exception of the Company’s $415 million unsecured term loan facility. The sole purpose of this non-revolving facility is the funding of the retirement of the Company’s unsecured medium-term notes. Utilized capacity includes $415 million that was utilized to fund notes tendered under the tender and consent offer which closed on September 14, 2006. In addition, utilized capacity reflects $7 million of letters of credit issued under the Company’s $1.3 billion revolving credit facility.